Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment No. 1 to the registration statement on Form S-11 (File No. 333- 290369) and related Prospectus, of our report dated May 12, 2025, with respect to the financial statements of JOSS Realty REIT, Inc. as of April 15, 2025 (date of inception).

We also consent to the reference to our firm under the caption “Experts”.

/s/ CohnReznick LLP

New York, New York

November 4, 2025